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                                                                   EXHIBIT 23(b)


                [RUBIN, KATZ, SALAZAR, ALLEY & ROUSE LETTERHEAD]


                                October 19, 1998

VIA FACSIMILE (817) 348-2303

Texas New Mexico Power Company
4100 International Plaza
P.O. Box 2943
Fort Worth, Texas 76113

     RE:  REGISTRATION OF UP TO $200,000,000 AGGREGATE PRINCIPAL
          AMOUNT OF SENIOR DEBT SECURITIES

Dear Ladies and Gentlemen:

     We have acted as special counsel to Texas-New Mexico Power Company, a Texas Corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 and the amendments thereto (as amended, the "Registration Statement") originally filed on September 24, 1998, with the Securities and Exchange Commission under the Securities Act of 1993, as amended. The Registration Statement relates to the registration of up to $200,000,000 of Senior Debt Securities to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended.

     We hereby consent to the filing of this consent with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Validity of Securities" in the Prospectus forming a part of such Registration Statement.

                           Sincerely,

                           RUBIN, KATZ, SALAZAR, ALLEY & ROUSE
                           A PROFESSIONAL CORPORATION


                           BY  /s/ Donald M. Salazar
                               DONALD M. SALAZAR, ESQ.